UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2012

CRYO-CELL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 749-2100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On July 10, 2012, Cryo-Cell International, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, shareholders considered the election of six directors, the ratification of independent registered public accountants and approval of the Company’s 2012 Equity Incentive Plan.

The final result of the stockholder vote was certified on July 13, 2012 and is as follows:

1.	To consider for election six individuals to the Company’s Board of Directors

Under plurality voting, the six nominees who received the most “FOR” votes were elected as directors.  The Company’s stockholders elected the Board of Director’s six nominees: Anthony Atala, M.D.; Harold Berger; David Portnoy; Mark Portnoy; George Gaines; and Jonathan Wheeler, M.D. as directors, each for a one-year term, as follows:

Anthony Atala, M.D.
For	4,989,956
Withhold	12,607
Broker non-votes	—

Harold Berger
For	4,989,956
Withhold	12,607
Broker non-votes	—

George Gaines
For	4,989,956
Withhold	12,607
Broker non-votes	—

David I. Portnoy
For	4,989,956
Withhold	12,607
Broker non-votes	—

Mark L. Portnoy
For	4,989,656
Withhold	12,607
Broker non-votes	—

Jonathan H. Wheeler, M.D.
For	4,989,956
Withhold	12,607
Broker non-votes	—

The stockholders did not approve the election of the following nominees:

Ajay Badlani
For	3,017,045
Withhold	11,615
Broker non-votes	—

Ki Yong Choi
For	3,018,419
Withhold	10,241
Broker non-votes	—

Michael W. Cho
For	3,017,045
Withhold	11,615
Broker non-votes	—

Michael D. Coffee
For	3,022,195
Withhold	6,465
Broker non-votes	—

Warren Hoeffler
For	3,023,195
Withhold	5,465
Broker non-votes	—

Gary D. Weinhouse
For	3,022,069
Withhold	6,591
Broker non-votes	—

2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2012.

For	Against	Abstain	Broker Non-Vote

7,484,861	550,722	5,200	—

3.	The approval of the Company’s 2012 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote

4,890,109	3,107,964	33,150	—

Item 9.01                      Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.
DATE: July 13, 2012	By:	/s/ David I. Portnoy
David I. Portnoy, Chairman and Co-Chief Executive Officer